Exhibit 10.93

Loan No. 1006987

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

WELLS FARGO BANK, NATIONAL ASSOCIATION

Institutional and Metro Markets Group (AU #02955)

2030 Main Street, Suite 800

Irvine, CA 92614

Attn:    Jeri Gehrer

Loan No.    1006987

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVERS LICENSE NUMBER.

SECOND DEED OF TRUST

WITH ABSOLUTE ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

THE PARTIES TO THIS DEED OF TRUST WITH ABSOLUTE ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (“Deed of Trust”), made as of April 15, 2013, are KBSIII LEGACY TOWN CENTER, LLC, a Delaware limited liability company (“Grantor”), PATRICK J. MURPHY (“Trustee”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for itself and certain additional lenders (“Beneficiary”).

ARTICLE 1. GRANT IN TRUST

1.1

GRANT.  For the purposes of and upon the terms and conditions in this Deed of Trust and to secure the full and timely payment, performance and discharge of the Secured Obligations (as herein defined), Grantor irrevocably GRANTS, CONVEYS, ASSIGNS, BARGAINS and SELLS and has by these presents GRANTED, CONVEYED, ASSIGNED, BARGAINED and SOLD to Trustee, in trust for the benefit of Beneficiary, with power of sale and right of entry and possession, all of that real property located in the County of Collin, State of Texas, described on Exhibit A attached hereto, together with all right, title, interest, and privileges of Grantor in and to all streets, ways, roads, and alleys used in connection with or pertaining to such real property and any improvements thereon, all development rights or credits, air rights, water, water rights and water stock related to the real property, all timber, and all minerals, oil and gas, and other hydrocarbon substances in, on or under the real property, and all licenses, appurtenances, reversions, remainders, easements, rights and rights of way appurtenant or related thereto; any and all rights of Grantor, as a declarant, under any covenants, conditions, and restrictions now or hereafter pertaining to the real property described on Exhibit A, hereto, provided, however, that Beneficiary shall have no liability under such covenants, conditions, and restrictions unless and until Beneficiary forecloses on the real property; all buildings, other improvements and fixtures now or hereafter located on the real property, including, but not limited to, all apparatus, equipment, and appliances used in the operation or occupancy of the real property, it being intended by the parties that all such items shall be conclusively considered to be a part of the real property, whether or not attached or affixed to the real property (the “Improvements”); all interest or estate which Grantor may hereafter acquire in the property described above, and all additions and accretions thereto, and the proceeds of any of the foregoing; (all of the foregoing being collectively referred to as the “Subject Property”). The listing of specific rights or property shall not be interpreted as a limit of general terms; TO HAVE AND TO HOLD the Subject Property unto Trustee, forever, and Grantor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND the title to the Subject Property unto Trustee against every person whomsoever lawfully claiming or to claim the same or any part thereof;

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provided, however, that if Grantor shall pay (or cause to be paid) and shall perform and discharge (or cause to be performed and discharged) the Secured Obligations on or before the date same are to be paid, performed and discharged, then the liens, security interests, estates, rights and titles granted by this Deed of Trust shall terminate in accordance with the provisions hereof, otherwise same shall remain in full force and effect. A certificate or other written statement executed on behalf of Trustee or Beneficiary confirming that the Secured Obligations have not been fully and finally paid, performed or discharged shall be sufficient evidence thereof for the purpose of reliance by third parties on such fact.

1.2

ADDRESS.   The address of the subject property is 7160 North Dallas Parkway, 6900 North Dallas Parkway and 5801 Tennyson Parkway, Plano Texas. However, neither the failure to designate an address nor any inaccuracy in the address designated shall affect the validity or priority of the lien of this Deed of Trust on the Subject Property as described on Exhibit A.

ARTICLE 2. OBLIGATIONS SECURED

2.1	OBLIGATIONS SECURED. Grantor makes this Deed of Trust for the purpose of securing the following obligations (“Secured Obligations”):

(a)

Payment to Beneficiary of all sums at any time owing under that certain Second Secured Promissory Note (as the same may be amended, restated or replaced from time to time, the “Note”) of even date herewith, in the principal amount of SIXTEEN MILLION THREE HUNDRED THOUSAND AND NO/100THS DOLLARS ($16,300,000.00) executed by Grantor (“Borrower”), and payable to the order of Beneficiary, as lender; and

(b)	Payment and performance of all covenants and obligations of Grantor under this Deed of Trust; and

(c)

Payment and performance of all covenants and obligations on the part of Borrower under that certain Loan Agreement (as heretofore and hereafter amended, restated or replaced from time to time, the “Loan Agreement”) dated March 27, 2012 by and between Borrower, Beneficiary and Lenders (as defined in the Loan Agreement), the Hazardous Materials Indemnity Agreement, and all other “Loan Documents” as defined in the Loan Agreement (excluding, however, the Secured Promissory Note dated March 27, 2012, executed by Borrower for the benefit of Wells Fargo Bank, National Association); and

(d)	[Intentionally deleted]; and

(e)

Payment and performance of all future advances and other obligations that the then record owner of all or part of the Subject Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary, when such future advance or obligation is evidenced by a writing which recites that it is secured by this Deed of Trust; and

(f)

Payment and performance of all covenants and obligations of Grantor under any Swap Agreement executed by and between Grantor and Beneficiary, which agreement is evidenced by a writing that recites it is secured by this Deed of Trust; and

(g)

All modifications, extensions and renewals of any of the obligations secured hereby, however evidenced, including, without limitation: (i) modifications of the required principal payment dates or interest payment dates or both, as the case may be, deferring or accelerating payment dates wholly or partly; or (ii) modifications, extensions or renewals at a different rate of interest whether or not in the case of a note, the modification, extension or renewal is evidenced by a new or additional promissory note or notes.

2.2

OBLIGATIONS.   The term “obligations” is used herein in its broadest and most comprehensive sense and shall be deemed to include, without limitation, all interest and charges, prepayment charges (if any), late charges and loan fees at any time accruing or assessed on any of the Secured Obligations.

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2.3

INCORPORATION.   All capitalized terms not defined herein shall have the meanings given to them in the Loan Agreement. All terms of the Secured Obligations and the documents evidencing such obligations are incorporated herein by this reference. All persons who may have or acquire an interest in the Subject Property shall be deemed to have notice of the terms of the Secured Obligations and to have notice, if provided therein, that: (a) the Note or the Loan Agreement may permit borrowing, repayment and re-borrowing so that repayments shall not reduce the amounts of the Secured Obligations; and (b) the rate of interest on one or more Secured Obligations may vary from time to time.

ARTICLE 3. ASSIGNMENT OF LEASES AND RENTS

3.1

ASSIGNMENT.   Grantor hereby irrevocably assigns to Beneficiary all of Grantor’s right, title and interest in, to and under: (a) all leases of the Subject Property or any portion thereof, and all other agreements of any kind relating to the use or occupancy of the Subject Property or any portion thereof, whether now existing or entered into after the date hereof (“Leases”); and (b) the rents, revenue, income, issues, deposits and profits of the Subject Property, including, without limitation, all parking income and all amounts payable and all rights and benefits accruing to Grantor under the Leases (“Payments”). The term “Leases” shall also include all guarantees of and security for the lessees’ performance thereunder, and all amendments, extensions, renewals or modifications thereto which are permitted hereunder. This is a present and absolute assignment, not an assignment for security purposes only, and Beneficiary’s right to the Leases and Payments is not contingent upon, and may be exercised without possession of, the Subject Property.

3.2

GRANT OF LICENSE.   Beneficiary confers upon Grantor a license (“License”) to collect and retain the Payments as they become due and payable, until the occurrence of a Default (as hereinafter defined). Upon a Default, the License shall be automatically revoked and Beneficiary may collect and apply the Payments pursuant to Section 6.4 without notice and without taking possession of the Subject Property. Grantor hereby irrevocably authorizes and directs the lessees under the Leases to rely upon and comply with any notice or demand by Beneficiary for the payment to Beneficiary of any rental or other sums which may at any time become due under the Leases, or for the performance of any of the lessees’ undertakings under the Leases, and the lessees shall have no right or duty to inquire as to whether any Default has actually occurred or is then existing hereunder. Grantor hereby relieves the lessees from any liability to Grantor by reason of relying upon and complying with any such notice or demand by Beneficiary.

3.3

EFFECT OF ASSIGNMENT.   The foregoing irrevocable assignment shall not cause Beneficiary to be: (a) a mortgagee in possession; (b) responsible or liable for the control, care, management or repair of the Subject Property or for performing any of the terms, agreements, undertakings, obligations, representations, warranties, covenants and conditions of the Leases; or (c) responsible or liable for any waste committed on the Subject Property by the lessees under any of the Leases or any other parties; for any dangerous or defective condition of the Subject Property; or for any negligence in the management, upkeep, repair or control of the Subject Property resulting in loss or injury or death to any lessee, licensee, employee, invitee or other person. Beneficiary and Trustee shall not directly or indirectly be liable to Grantor or any other person as a consequence of: (i) the exercise or failure to exercise by Beneficiary or Trustee, or any of their respective employees, agents, contractors or subcontractors, any of the rights, remedies or powers granted to Beneficiary or Trustee hereunder; or (ii) the failure or refusal of Beneficiary to perform or discharge any obligation, duty or liability of Grantor arising under the Leases.

3.4

REPRESENTATIONS AND WARRANTIES.   Grantor represents and warrants that, to the best of Grantor’s knowledge: (a) Grantor has delivered to Beneficiary a rent roll that, as of the date hereof, contains a true, accurate and complete list of all Leases; (b) except as disclosed to Beneficiary in writing, all existing Leases are in full force and effect and are enforceable in accordance with their respective terms, and no breach or default, or event which would constitute a breach or default after notice or the passage of time, or both, exists under any existing Leases on the part of any party; (c) no rent or other payment under any existing Lease has been paid by any lessee for more than one (1) month in advance; and (d) none of the lessor’s interests under any of the Leases has been transferred or assigned.

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3.5

COVENANTS.   Grantor covenants and agrees at Grantor’s sole cost and expense to: (a) perform the obligations of lessor contained in the Leases and enforce by all appropriate remedies performance by the lessees of the obligations of the lessees contained in the Leases; (b) give Beneficiary prompt written notice of any material default which occurs with respect to any of the Leases, whether the default be that of the lessee or of the lessor; (c) exercise Grantor’s best efforts to keep all portions of the Subject Property that are capable of being leased at rental rates pursuant to the terms of the Loan Agreement; (d) deliver to Beneficiary fully executed, copies of each and every Lease that it is required to deliver in accordance with the Loan Agreement; and (e) execute and record such additional assignments of any Lease or, if required by the terms of the Loan Agreement, use commercially reasonable efforts to obtain specific subordinations (or subordination, attornment and non-disturbance agreements executed by the lessor and lessee) of any Lease to the Deed of Trust, in form and substance acceptable to Beneficiary, as Beneficiary may request. Grantor shall not, without Beneficiary’s prior written consent or as otherwise permitted by any provision of the Loan Agreement: (i) to the extent prohibited by the terms of the Loan Agreement, enter into any Leases after the date hereof; (ii) execute any other assignment relating to any of the Leases; (iii) to the extent prohibited by the terms of the Loan Agreement, discount any rent or other sums due under the Leases or collect the same in advance, other than to collect rentals one (1) month in advance of the time when it becomes due; (iv) to the extent prohibited by the terms of the Loan Agreement, terminate, modify or amend any of the terms of the Leases or in any manner release or discharge the lessees from any obligations thereunder; (v) to the extent prohibited by the terms of the Loan Agreement, consent to any assignment or subletting by any lessee; or (vi) subordinate or agree to subordinate any of the Leases to any other deed of trust or encumbrance. Any such attempted action in violation of the provisions of this Section 3.5 shall be null and void. Without in any way limiting the requirement of Beneficiary’s consent hereunder, any sums received by Grantor in consideration of any termination (or the release or discharge of any lessee) modification or amendment of any Lease shall be applied as set forth in the Loan Agreement.

3.6

ESTOPPEL CERTIFICATES.   Within thirty (30) days after written request by Beneficiary, Grantor shall deliver to Beneficiary and to any party designated by Beneficiary estoppel certificates executed by Grantor, and use its best efforts to obtain such estoppel certificates executed by each of the lessees, in each case in recordable form, certifying (if such be the case): (a) that the foregoing assignment and the Leases are in full force and effect; (b) the date of each lessee’s most recent payment of rent; (c) that there are no defenses or offsets outstanding, or stating those claimed by Grantor or lessees under the foregoing assignment or the Leases, as the case may be; and (d) any other information reasonably requested by Beneficiary.

ARTICLE 4. SECURITY AGREEMENT AND FIXTURE FILING

4.1

SECURITY INTEREST.   Grantor hereby grants and assigns to Beneficiary as of the date hereof a security interest, to secure payment and performance of all of the Secured Obligations, in all of the following described personal property in which Grantor now or at any time hereafter has any interest (collectively, the “Collateral”):

All goods, building and other materials, supplies, work in process, equipment, machinery, fixtures, furniture, furnishings, signs and other personal property and embedded software included therein, wherever situated, which are or are to be incorporated into, used in connection with, or appropriated for use on (i) the real property described on Exhibit A attached hereto and incorporated by reference herein (to the extent the same are not effectively made a part of the real property pursuant to Section 1.1 above) or (ii) the Improvements (which real property and Improvements are collectively referred to herein as the Subject Property); together with all rents (to the extent, if any, they are not subject to Article 3); all inventory, accounts, cash receipts, deposit accounts, accounts receivable, contract rights, licenses, agreements, (including, without limitation, all acquisition agreements with respect to the Subject Property); all of Grantor’s rights under any interest rate swap agreement, or other interest rate hedge agreement of any type executed by and between Grantor and Beneficiary; all Contracts referenced in Section 5.18 below (including property management and leasing agreements), architects’ agreements, and/or construction agreements with respect to the completion of any improvements on the Subject Property), general intangibles, chattel paper (whether electronic or tangible), instruments, documents, promissory notes, drafts, letters of credit,

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letter of credit rights, supporting obligations, insurance policies, insurance and condemnation awards and proceeds, any other rights to the payment of money, trade names, trademarks and service marks arising from or related to the ownership, management, leasing or operation of the Subject Property or any business now or hereafter conducted thereon by Grantor; all permits, consents, approvals, licenses, authorizations and other rights granted by, given by or obtained from, any governmental entity with respect to the Subject Property; all deposits or other security now or hereafter made with or given to utility companies by Grantor with respect to the Subject Property; all advance payments of insurance premiums made by Grantor with respect to the Subject Property; all plans, drawings and specifications relating to the Subject Property; all loan funds held by Beneficiary, whether or not disbursed; all funds deposited with Beneficiary pursuant to any loan agreement; all reserves, deferred payments, deposits, accounts, refunds, cost savings and payments of any kind related to the Subject Property or any portion thereof; together with all replacements and proceeds of, and additions and accessions to, any of the foregoing; together with all books, records and files to the extent relating to any of the foregoing.

As to all of the above described personal property which is or which hereafter becomes a “fixture” under applicable law, this Deed of Trust constitutes a fixture filing under Article 9 of the Texas Business and Commerce Code, as amended or recodified from time to time (“UCC”), and is acknowledged and agreed to be a “construction mortgage” under the UCC.

The filing of a financing statement covering the Collateral shall not be construed to derogate from or impair the lien or provisions of this Deed of Trust with respect to any property described herein which is real property or which the parties have agreed to treat as real property. Similarly, nothing in such financing statement shall be construed to alter any of the rights of Beneficiary under this Deed of Trust or the priority of the Beneficiary’s lien created hereby, and such financing statement is declared to be for the protection of Beneficiary in the event any court shall at any time hold that notice of Beneficiary’s priority of interest in any property or interests described in this Deed of Trust must, in order to be effective against a particular class of persons, including but not limited to the federal government and any subdivision, agency or entity of the federal government, be filed in the Uniform Commercial Code records.

4.2

REPRESENTATIONS AND WARRANTIES.   Grantor represents and warrants that: (a) Grantor has, as of the date of recordation of this Deed of Trust, and will have, good title to the Collateral; (b) Grantor has not previously assigned or encumbered the Collateral (excepting the First-Lien Deed of Trust (defined below)), and no financing statement covering any of the Collateral has been delivered to any other person or entity; (c) Grantor’s principal place of business is located at the address shown in Section 7.11; and (d) Grantor’s legal name is exactly as set forth on the first page of this Deed of Trust and all of Grantor’s organizational documents or agreements delivered to Beneficiary are complete and accurate in every respect.

4.3

COVENANTS.   Grantor agrees: (a) to execute and deliver such documents as Beneficiary deems necessary to create, perfect and continue the security interests contemplated hereby; (b) not to change its name, and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized and/or registered without giving Beneficiary prior written notice thereof; (c) to cooperate with Beneficiary in perfecting all security interests granted herein and in obtaining such agreements from third parties as Beneficiary deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder; and (d) that Beneficiary is authorized to file financing statements in the name of Grantor to perfect Beneficiary’s security interest in Collateral.

4.4

RIGHTS OF BENEFICIARY.   In addition to Beneficiary’s rights as a “Secured Party” under the UCC, Beneficiary may, but shall not be obligated to, at any time without notice and at the expense of Grantor: (a) give notice to any person of Beneficiary’s rights hereunder and enforce such rights at law or in equity; (b) insure, protect, defend and preserve the Collateral or any rights or interests of Beneficiary therein; (c) inspect the Collateral; and (d) endorse, collect and receive any right to payment of money owing to Grantor under or from the Collateral. Notwithstanding the above, in no event shall Beneficiary be deemed to have accepted any property other than cash in satisfaction of any obligation of Grantor to Beneficiary unless

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Beneficiary shall make an express written proposal thereof under UCC §9.621, or other applicable law, and the provisions of UCC §9.620 have been satisfied.

4.5

RIGHTS OF BENEFICIARY ON DEFAULT.   Upon the occurrence of a Default (hereinafter defined) under this Deed of Trust, then in addition to all of Beneficiary’s rights as a “Secured Party” under the UCC or otherwise at law:

(a)

Beneficiary may (i) upon written notice, require Grantor to assemble any or all of the Collateral and make it available to Beneficiary at a place designated by Beneficiary; (ii) without prior notice, enter upon the Subject Property or other place where any of the Collateral may be located and take possession of, collect, sell, lease, license and dispose of any or all of the Collateral, and store the same at locations acceptable to Beneficiary at Grantor’s expense; (iii) sell, assign and deliver at any place or in any lawful manner all or any part of the Collateral and bid and become the purchaser at any such sales;

(b)

Beneficiary may, for the account of Grantor and at Grantor’s expense: (i) operate, use, consume, sell, lease, license or dispose of the Collateral as Beneficiary deems appropriate for the purpose of performing any or all of the Secured Obligations; (ii) enter into any agreement, compromise, or settlement, including insurance claims, which Beneficiary may deem desirable or proper with respect to any of the Collateral; and (iii) endorse and deliver evidences of title for, and receive, enforce and collect by legal action or otherwise, all indebtedness and obligations now or hereafter owing to Grantor in connection with or on account of any or all of the Collateral; and

(c)

In disposing of Collateral hereunder, Beneficiary may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral may be applied by Beneficiary to the payment of expenses incurred by Beneficiary in connection with the foregoing, including reasonable attorneys’ fees, and the balance of such proceeds may be applied by Beneficiary toward the payment of the Secured Obligations in such order of application as Beneficiary may from time to time elect.

Notwithstanding any other provision hereof, Beneficiary shall not be deemed to have accepted any property other than cash in satisfaction of any obligation of Grantor to Beneficiary unless Beneficiary shall make an express written proposal thereof under UCC §9621, or other applicable law, and the provisions of UCC §9620 have been satisfied. Grantor agrees that Beneficiary shall have no obligation to process or prepare any Collateral for sale or other disposition.

4.6

POWER OF ATTORNEY.   Grantor hereby irrevocably appoints Beneficiary as Grantor’s attorney-in-fact (such agency being coupled with an interest), and as such attorney-in-fact Beneficiary may, without the obligation to do so, in Beneficiary’s name, or in the name of Grantor, prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve any of Beneficiary’s security interests and rights in or to any of the Collateral, and, upon a Default hereunder, take any other action required of Grantor; provided, however, that Beneficiary as such attorney-in-fact shall be accountable only for such funds as are actually received by Beneficiary.

4.7

POSSESSION AND USE OF COLLATERAL.   Except as otherwise provided in this Section or the other Loan Documents (as defined in the Loan Agreement), so long as no Default exists under this Deed of Trust or any of the Loan Documents, Grantor may possess, use, move, transfer or dispose of any of the Collateral in the ordinary course of Grantor’s business and in accordance with the Loan Agreement.

ARTICLE 5. RIGHTS AND DUTIES OF THE PARTIES

5.1

TITLE.   Grantor represents and warrants that, except as disclosed to Beneficiary in a writing which refers to this warranty, Grantor lawfully holds and possesses fee simple title to the Subject Property without limitation on the right to encumber, and that this Deed of Trust is a second lien on the Subject Property. Grantor hereby represents and warrants that all of the Subject Property is two tax parcels, and there are no

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properties included in such tax parcels other than the Subject Property. Grantor further covenants and agrees that it, except as expressly provided in the Loan Agreement, shall not cause all or any portion of the Subject Property to be replatted or for any lots or boundary lines to be adjusted, changed or altered for either ad valorem tax purposes or otherwise, and, except as expressly provided in the Loan Agreement, shall not consent to the assessment of the Subject Property in more than two tax parcels or in conjunction with any property other than the Subject Property.

5.2	TAXES AND ASSESSMENTS.

(a)

Subject to Grantor’s rights to contest in good faith payment of taxes as provided in Section 5.2(b) below, Grantor shall pay prior to delinquency all taxes, assessments, levies and charges imposed by any public or quasi-public authority or utility company which are or which may become a lien upon or cause a loss in value of the Subject Property or any interest therein. Grantor shall also pay prior to delinquency all taxes, assessments, levies and charges imposed by any public authority upon Beneficiary by reason of its interest in any Secured Obligation or in the Subject Property, or by reason of any payment made to Beneficiary pursuant to any Secured Obligation; provided, however, Grantor shall have no obligation to pay taxes which may be imposed from time to time upon Beneficiary and which are measured by and imposed upon Beneficiary’s net income.

(b)

Grantor may contest in good faith any taxes or assessments if: (i) Grantor pursues the contest diligently and in compliance with applicable laws, in a manner which Beneficiary determines is not prejudicial to Beneficiary, and does not impair the rights of Beneficiary under any of the Loan Documents; and (b) Grantor deposits with Beneficiary any funds or other forms of assurance which Beneficiary in good faith determines from time to time appropriate to protect Beneficiary from the consequences of the contest being unsuccessful. Grantor’s compliance with this Section shall operate to prevent such claim, demand, levy or assessment from becoming a Default.

5.3

TAX AND INSURANCE IMPOUNDS.   At any time following the occurrence of a Default and in accordance with the other Loan Documents, at Beneficiary’s option and upon its demand, Grantor shall, until all Secured Obligations have been paid in full, pay to Beneficiary monthly, annually or as otherwise directed by Beneficiary an amount estimated by Beneficiary to be equal to: (a) all taxes, assessments, levies and charges imposed by any public or quasi-public authority or utility company which are or may become a lien upon the Subject Property or Collateral and will become due for the tax year during which such payment is so directed; and (b) premiums for fire, hazard and insurance required or requested pursuant to the Loan Documents when same are next due. If Beneficiary determines that any amounts paid by Grantor are insufficient for the payment in full of such taxes, assessments, levies, charges and/or insurance premiums, Beneficiary shall notify Grantor of the increased amounts required to pay all amounts when due, whereupon Grantor shall pay to Beneficiary within thirty (30) days thereafter the additional amount as stated in Beneficiary’s notice. All sums so paid shall not bear interest, except to the extent and in any minimum amount required by law; and Beneficiary shall, unless Grantor is otherwise in Default hereunder or under any Loan Document, apply said funds to the payment of, or at the sole option of Beneficiary release said funds to Grantor for the application to and payment of, such sums, taxes, assessments, levies, charges, and insurance premiums. Upon Default by Grantor hereunder or under any Loan Document, Beneficiary may apply all or any part of said sums to any Secured Obligation and/or to cure such Default, in which event Grantor shall be required to restore all amounts so applied, as well as to cure any other events or conditions of Default not cured by such application. Upon assignment of this Deed of Trust, Beneficiary shall have the right to assign in writing all amounts collected and in its possession to its assignee whereupon Beneficiary and the Trustee shall be released from all liability with respect thereto. Within ninety-five (95) days following full repayment of the Secured Obligations (other than full repayment of the Secured Obligations as a consequence of a foreclosure or conveyance in lieu of foreclosure of the liens and security interests securing the Secured Obligations) or at such earlier time as Beneficiary may elect, the balance of all amounts collected and in Beneficiary’s possession shall be paid to Grantor and no other party shall have any right or claim thereto.

5.4	PERFORMANCE OF SECURED OBLIGATIONS. Grantor shall promptly pay and perform each Secured Obligation for which it is responsible hereunder or under the Loan Agreement when due.

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5.5

LIENS, ENCUMBRANCES AND CHARGES.  Grantor shall immediately discharge any lien not approved by Beneficiary in writing that has or may attain priority over this Deed of Trust (excluding, however, the lien of the Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated March 27, 2012 (“First-Lien Deed of Trust”), executed by Borrower for the benefit of Beneficiary). Subject to the following sentence, Grantor shall pay when due all obligations secured by or which may become liens and encumbrances which shall now or hereafter encumber or appear to encumber all or any part of the Subject Property or Collateral, or any interest therein, whether senior or subordinate hereto. If a claim of lien is recorded which affects the Subject Property, Grantor shall, within twenty (20) calendar days of such recording or within five (5) calendar days of Beneficiary’s demand, whichever occurs first: (a) pay and discharge the claim of lien; (b) effect the release thereof by recording; or (c) provide Beneficiary with other assurances which Beneficiary deems, in its sole discretion, to be satisfactory for the payment of such claim of lien and for the full and continuous protection of Beneficiary from the effect of such lien.

5.6	DAMAGES; INSURANCE AND CONDEMNATION PROCEEDS.

(a)

The following (whether now existing or hereafter arising) are all absolutely and irrevocably assigned by Grantor to Beneficiary and, at the request of Beneficiary, shall be paid directly to Beneficiary: (i) all awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation for public or private use affecting all or any part of, or any interest in, the Subject Property or Collateral; (ii) all other claims and awards for damages to, or decrease in value of, all or any part of, or any interest in, the Subject Property or Collateral; (iii) all proceeds of any insurance policies payable by reason of loss sustained to all or any part of the Subject Property or Collateral; and (iv) all interest which may accrue on any of the foregoing. Subject to applicable law and Section 5.6(b) below, and without regard to any requirement contained in Section 5.7(d), Beneficiary may at its discretion apply all or any of the proceeds it receives to its expenses in settling, prosecuting or defending any claim and may apply the balance to the Secured Obligations in any such order acceptable to Beneficiary, and/or Beneficiary may release all or any part of the proceeds to Grantor upon any conditions Beneficiary may impose. Beneficiary may commence, appear in, defend or prosecute any assigned claim or action and may adjust, compromise, settle and collect all claims and awards assigned to Beneficiary; provided, however, in no event shall Beneficiary be responsible for any failure to collect any claim or award, regardless of the cause of the failure, including, without limitation, any malfeasance or nonfeasance by Beneficiary or its employees or agents.

(b)

Beneficiary shall permit insurance or condemnation proceeds held by Beneficiary to be used for repair or restoration but may condition such application upon reasonable conditions, including, without limitation: (i) the deposit with Beneficiary of such additional funds which Beneficiary determines are needed to pay all costs of the repair or restoration, (including, without limitation, taxes, financing charges, insurance and rent during the repair period); (ii) the establishment of an arrangement for lien releases and disbursement of funds acceptable to Beneficiary; (iii) the delivery to Beneficiary of plans and specifications for the work, a contract for the work signed by a contractor acceptable to Beneficiary, a cost breakdown for the work and a payment and performance bond for the work, all of which shall be acceptable to Beneficiary; and (iv) the delivery to Beneficiary of evidence acceptable to Beneficiary (aa) that after completion of the work the income from the Subject Property will be sufficient to pay all expenses and debt service for the Subject Property; (bb) of the continuation of Leases acceptable to and required by Beneficiary; (cc) that upon completion of the work, the size, capacity and total value of the Subject Property will be at least as great as it was before the damage or condemnation occurred; (dd) that there has been no material adverse change in the financial condition or credit of Grantor since the date of this Deed of Trust; (ee) no Default shall have occurred, and (ff) of the satisfaction of any additional conditions that Beneficiary may reasonably establish to protect its security. Grantor hereby acknowledges that the conditions described above are reasonable, and, if such conditions have not been satisfied within sixty (60) days of receipt by Beneficiary of such insurance or condemnation proceeds, then Beneficiary may apply such insurance or condemnation proceeds to pay the Secured Obligations in such order and amounts as Beneficiary in its sole discretion may choose.

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(c)

Notwithstanding the foregoing provisions of this Section 5.6, if the insurance or condemnation proceeds equal $1,000,000 or less, Beneficiary shall release such proceeds to Grantor for repair or restoration of the Subject Property without any additional requirements or conditions.

(d)

TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE: (A) GRANTOR IS REQUIRED TO: (i) KEEP THE SUBJECT PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT BENEFICIARY SPECIFIES; (ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (III) NAME BENEFICIARY AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS; (B) GRANTOR MUST, IF REQUIRED BY BENEFICIARY, DELIVER TO BENEFICIARY A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) IF GRANTOR FAILS TO MEET ANY REQUIREMENT LISTED IN PARAGRAPH (A) OR (B), BENEFICIARY MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF GRANTOR AT GRANTOR’S EXPENSE.

5.7

MAINTENANCE AND PRESERVATION OF THE SUBJECT PROPERTY.   Subject to the provisions of the Loan Agreement, Grantor covenants: (a) to insure the Subject Property and Collateral against such risks as Beneficiary may require pursuant to the Loan Agreement and, at Beneficiary’s request (but not more than fifteen (15) days prior to the termination date of any existing coverage), to provide evidence of such insurance to Beneficiary, and to comply with the requirements of any insurance companies providing such insurance; (b) to keep the Subject Property and Collateral in good condition and repair; (c) not to remove or demolish the Subject Property or Collateral or any part thereof, not to alter, restore or add to the Subject Property or Collateral and not to initiate or acquiesce in any change in any zoning or other land classification which affects the Subject Property without Beneficiary’s prior written consent or as provided in the Loan Agreement; (d) to complete or restore promptly and in good and workmanlike manner the Subject Property and Collateral, or any part thereof which may be damaged or destroyed, without regard to whether Beneficiary elects to require that insurance proceeds be used to reduce the Secured Obligations as provided in Section 5.6; (e) to comply with all laws, ordinances, regulations and standards, and all covenants, conditions, restrictions and equitable servitudes, whether public or private, of every kind and character which affect the Subject Property or Collateral and pertain to acts committed or conditions existing thereon, including, without limitation, any work, alteration, improvement or demolition mandated by such laws, covenants or requirements; (f) not to commit or permit waste of the Subject Property or Collateral; and (g) to do all other acts which from the character or use of the Subject Property or Collateral may be reasonably necessary to maintain and preserve its value.

5.8

DEFENSE AND NOTICE OF LOSSES, CLAIMS AND ACTIONS.   At Grantor’s sole expense, Grantor shall protect, preserve and defend the Subject Property and Collateral and title to and right of possession of the Subject Property and Collateral, the security hereof and the rights and powers of Beneficiary and Trustee hereunder against all adverse claims. Grantor shall give Beneficiary and Trustee prompt notice in writing of the assertion of any claim, of the filing of any action or proceeding, of the occurrence of any damage to the Subject Property or Collateral and of any condemnation offer or action.

5.9

POWERS OF BENEFICIARY.   Beneficiary may, without affecting the personal liability of any person for payment of any indebtedness or performance of any obligations secured hereby and without liability therefor and without notice: (a) release all or any part of the Subject Property; (b) consent to the making of any map or plat thereof; and (c) join in any grant of easement thereon, any declaration of covenants and restrictions, or any extension agreement or any agreement subordinating the lien or charge of this Deed of Trust.

5.10	ACCEPTANCE OF TRUST; POWERS AND DUTIES OF TRUSTEE.

(a)

Trustee accepts this trust when this Deed of Trust is delivered by Grantor to Beneficiary. Except as may be required by applicable law, Trustee or Beneficiary may from time to time apply to any court of competent jurisdiction for aid and direction in the execution of the trust hereunder and the enforcement of the rights and remedies available hereunder, and may obtain orders or decrees

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directing or confirming or approving acts in the execution of said trust and the enforcement of said remedies.

(b)

Trustee shall not be required to take any action toward the execution and enforcement of the trust hereby created or to institute, appear in, or defend any action, suit, or other proceeding in connection therewith where, in his opinion, such action would be likely to involve him in expense or liability, unless requested so to do by a written instrument signed by Beneficiary and, if Trustee so requests, unless Trustee is tendered security and indemnity satisfactory to Trustee against any and all cost, expense, and liability arising therefrom. Trustee shall not be responsible for the execution, acknowledgment, or validity of the Loan Documents, or for the proper authorization thereof, or for the sufficiency of the lien and security interest purported to be created hereby, and Trustee makes no representation in respect thereof or in respect of the rights, remedies, and recourses of Beneficiary.

(c)

With the approval of Beneficiary, Trustee shall have the right to take any and all of the following actions: (i) to select, employ, and advise with counsel (who may be, but need not be, counsel for Beneficiary) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his agents or attorneys, (iii) to select and employ, in and about the execution of his duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or bad faith, and (iv) any and all other lawful action as Beneficiary may instruct Trustee to take to protect or enforce Beneficiary’s rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Subject Property for debts contracted for or liability or damages incurred in the management or operation of the Subject Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for expenses incurred by Trustee in the performance of Trustee’s duties hereunder and to reasonable compensation for such of Trustee’s services hereunder as shall be rendered. GRANTOR WILL, FROM TIME TO TIME, PAY THE COMPENSATION DUE TO TRUSTEE HEREUNDER AND REIMBURSE TRUSTEE FOR, AND INDEMNIFY AND HOLD HARMLESS TRUSTEE AGAINST, ANY AND ALL LIABILITY AND EXPENSES WHICH MAY BE INCURRED BY TRUSTEE IN THE PERFORMANCE OF TRUSTEE’S DUTIES.

(d)

All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

(e)

Should any deed, conveyance, or instrument of any nature be required from Grantor by any Trustee or substitute Trustee to more fully and certainly vest in and confirm to the Trustee or substitute Trustee such estates, rights, powers, and duties, then, upon request by the Trustee or substitute Trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Grantor.

(f)

By accepting or approving anything required to be observed, performed, or fulfilled or to be given to Trustee pursuant to the Loan Documents, including without limitation, any deed, conveyance, instrument, officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Trustee shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness, or legal effect of the same, or of any

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term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or affirmation with respect thereto by Trustee.

5.11	COMPENSATION; EXCULPATION; INDEMNIFICATION.

(a)

Grantor shall pay Trustee’s fees and reimburse Trustee for expenses in the administration of this trust, including attorneys’ fees. Grantor shall pay to Beneficiary reasonable compensation for services rendered concerning this Deed of Trust, including without limit any statement of amounts owing under any Secured Obligation. Beneficiary shall not directly or indirectly be liable to Grantor or any other person as a consequence of (i) the exercise of the rights, remedies or powers granted to Beneficiary in this Deed of Trust; (ii) the failure or refusal of Beneficiary to perform or discharge any obligation or liability of Grantor under any agreement related to the Subject Property or Collateral or under this Deed of Trust; or (iii) any loss sustained by Grantor or any third party resulting from Beneficiary’s failure (whether by malfeasance, nonfeasance or refusal to act) to lease the Subject Property after a Default (hereinafter defined) or from any other act or omission (regardless of whether same constitutes negligence) of Beneficiary in managing the Subject Property after a Default unless the loss is caused by the gross negligence or willful misconduct of Beneficiary and no such liability shall be asserted against or imposed upon Beneficiary, and all such liability is hereby expressly waived and released by Grantor.

(b)

GRANTOR INDEMNIFIES TRUSTEE AND BENEFICIARY AGAINST, AND HOLDS TRUSTEE AND BENEFICIARY HARMLESS FROM, ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, CAUSES OF ACTION, JUDGMENTS, COURT COSTS, ATTORNEYS’ FEES AND OTHER LEGAL EXPENSES, COST OF EVIDENCE OF TITLE, COST OF EVIDENCE OF VALUE, AND OTHER EXPENSES WHICH EITHER MAY SUFFER OR INCUR: (i) BY REASON OF THIS DEED OF TRUST; (ii) BY REASON OF THE EXECUTION OF THIS DEED OF TRUST OR IN PERFORMANCE OF ANY ACT REQUIRED OR PERMITTED HEREUNDER OR BY LAW; (iii) AS A RESULT OF ANY FAILURE OF GRANTOR TO PERFORM GRANTOR’S OBLIGATIONS; OR (iv) BY REASON OF ANY ALLEGED OBLIGATION OR UNDERTAKING ON BENEFICIARY’S PART TO PERFORM OR DISCHARGE ANY OF THE REPRESENTATIONS, WARRANTIES, CONDITIONS, COVENANTS OR OTHER OBLIGATIONS CONTAINED IN ANY OTHER DOCUMENT RELATED TO THE SUBJECT PROPERTY AND COLLATERAL. THE ABOVE OBLIGATION OF GRANTOR TO INDEMNIFY AND HOLD HARMLESS TRUSTEE AND BENEFICIARY SHALL SURVIVE THE RELEASE AND CANCELLATION OF THE SECURED OBLIGATIONS AND THE RELEASE OR PARTIAL RELEASE OF THE LIEN OF THIS DEED OF TRUST.

(c)

Grantor shall pay all amounts and indebtedness arising under this Section 5.11 immediately upon demand by Trustee or Beneficiary together with interest thereon from the date the indebtedness arises at the rate of interest then applicable to the principal balance of the Note as specified therein.

5.12

SUBSTITUTION OF TRUSTEES.   Trustee may resign by the giving of notice of such resignation in writing or verbally to Beneficiary. If Trustee shall die, resign, or become disqualified from acting in the execution of this trust, or if, for any reason, Beneficiary shall prefer to appoint a substitute trustee or multiple substitute trustees, or successive substitute trustees or successive multiple substitute trustees, to act instead of the aforenamed Trustee, Beneficiary shall have full power to appoint a substitute trustee (or, if preferred, multiple substitute trustees) in succession who shall succeed (and if multiple substitute trustees are appointed, each of such multiple substitute trustees shall succeed) to all the estates, rights, powers, and duties of the aforenamed Trustee. Such appointment may be executed by any authorized agent of Beneficiary, and if such Beneficiary be a corporation and such appointment be executed in its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Grantor hereby ratifies and confirms any and all acts which the aforenamed Trustee, or his successor or successors in this trust, shall do lawfully by virtue hereof. If multiple substitute Trustees are appointed, each of such multiple substitute Trustees shall be empowered and authorized to act alone without the necessity of the joinder of the other multiple substitute trustees, whenever any action or undertaking of such substitute trustees is requested

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or required under or pursuant to this Deed of Trust or applicable law. Any substitute Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of the substitute Trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute Trustee so appointed in the Trustee’s place.

5.13	DUE ON SALE OR ENCUMBRANCE. The terms “Loan” and “Loan Documents” have the meaning given them in the Loan Agreement described in Section 2.1. Grantor represents, agrees and acknowledges that:

(a)

Improvement and operation of real property is a highly complex activity which requires substantial knowledge of law and business conditions and practices, and an ability to control, coordinate and schedule the many factors affecting such improvement and operation. Experience, financial stability, managerial ability and a good reputation in the business community enhance an owner’s and operator’s ability to obtain market rents and to induce cooperation in scheduling and are taken into account by Beneficiary in approving loan applications.

(b)

Grantor has represented to Beneficiary, not only in the representations and warranties contained in the Loan Documents, but also in its initial loan application and in all of the negotiations connected with Beneficiary making the Loan, certain facts concerning Grantor’s financial stability, managerial and operational ability, reputation, skill, and creditworthiness. Beneficiary has relied upon these representations and warranties as a substantial and material consideration in its decision to make the Loan.

(c)

The conditions and terms provided in the Loan Agreement were induced by these representations and warranties and would not have been made available by Beneficiary in the absence of these representations and warranties.

(d)

Beneficiary would not have made this Loan if Beneficiary did not have the right to sell, transfer, assign, or grant participations in the Loan and in the Loan Documents, and that such participations are dependent upon the potential participants’ reliance on such representations and warranties.

(e)

Grantor’s financial stability and managerial and operational ability and that of those persons or entities having a direct or beneficial interest in Grantor are a substantial and material consideration to any third parties who have entered or will enter into agreements with Grantor.

(f)

Beneficiary has relied upon the skills and services offered by such third parties and the provision of such skills and services is jeopardized if Grantor breaches its covenants contained below regarding Transfers.

(g)

A transfer of possession of or title to the Subject Property, or a change in the person or entity operating, developing, constructing or managing the Subject Property, would substantially increase the risk of Default under the Loan Documents and significantly and materially impair and reduce Beneficiary’s security for the Note.

(h)

As used herein, the term “Transfer” shall mean each of the following actions or events: the sale, transfer, assignment, lease as a whole, encumbrance, hypothecation, mortgage or pledge in any manner whatsoever, whether voluntarily, involuntarily or by operation of law of: (i) the Subject Property or Collateral or any interest therein; (ii) title to any other security more specifically described in any Loan Document; (iii) Grantor’s right, title and/or interest in the Loan Documents and any subsequent documents executed by Grantor in connection therewith; (iv) legal or beneficial ownership of any partnership interest in Grantor if Grantor is a partnership; (v) legal or beneficial ownership of any membership interest in Grantor if Grantor is a limited liability company; (vi) legal or beneficial ownership of any partnership interest in any general partner, venturer or member of

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Grantor; or (vii) legal or beneficial ownership of any of the stock in Grantor if Grantor is a corporation or in any general partner, venturer or member in Grantor that is a corporation.

(i)

Grantor shall not make or commit to make any Transfer without Beneficiary’s prior written consent, which it may grant or withhold at its sole discretion (except with respect to those Transfers reasonably approved by Beneficiary or otherwise expressly permitted under Sections 9.18, 9.19 and 9.20 of the Loan Agreement). It is expressly agreed that Beneficiary may predicate Beneficiary’s decision to grant consent to a Transfer on such terms and conditions as Beneficiary may require, in Beneficiary’s sole discretion, including without limitation (i) consideration of the creditworthiness of the party to whom such Transfer will be made and its development and management ability with respect to the Subject Property, (ii) consideration of whether the security for repayment, performance and discharge of the Secured Obligations, or Beneficiary’s ability to enforce its rights, remedies, and recourses with respect to such security, will be impaired in any way by the proposed Transfer, (iii) an increase in the rate of interest payable under the Note or any other change in the terms and provisions of the Note and other Loan Documents, (iv) reimbursement of Beneficiary for all costs and expenses incurred by Beneficiary in investigating the creditworthiness and management ability of the party to whom such Transfer will be made and in determining whether Beneficiary’s security will be impaired by the proposed Transfer, (v) payment to Beneficiary of a transfer fee to cover the cost of documenting the Transfer in its records, (vi) payment of Beneficiary’s reasonable attorneys’ fees in connection with such Transfer, (vii) endorsements (to the extent available under applicable law) to any existing mortgagee title insurance policies or construction binders insuring Beneficiary’s liens and security interests covering the Subject Property, and (viii) require additional security for the payment, performance and discharge of the Secured Obligations. If Beneficiary’s consent should be given, any Transfer shall be subject to the Loan Documents and any transferee of Grantor’s interest shall: (i) assume all of Grantor’s obligations thereunder; and (ii) agree to be bound by all provisions and perform all obligations contained therein; provided, however, that such assumption shall not release Grantor or any maker or any guarantor of the Note from any liability thereunder or under any other Loan Documents without the prior written consent of Beneficiary. In the event of any Transfer without the prior written consent of Beneficiary, whether or not Beneficiary elects to enforce its right to accelerate the Loan pursuant to Sections 6.1 and 6.2, all sums owing under the Note, as well as all other charges, expenses and costs owing under the Loan Documents, shall at the option of Beneficiary, automatically bear interest at five percent (5%) above the rate provided in the Note, but not in excess of the Maximum Lawful Rate (as defined below), from the date (or any date thereafter) of such unconsented to Transfer. Grantor acknowledges that the automatic shift(s) to this alternate rate is reasonable since the representations that Beneficiary relied upon in making the Loan may no longer be relied upon. A consent by Beneficiary to one or more Transfers shall not be construed as a consent to further Transfers or as a waiver of Beneficiary’s consent with respect to future Transfers.

5.14

RELEASES, EXTENSIONS, MODIFICATIONS AND ADDITIONAL SECURITY.   Without notice to or the consent, approval or agreement of any persons or entities having any interest at any time in the Subject Property and Collateral or in any manner obligated under the Secured Obligations (“Interested Parties”), Beneficiary may, from time to time, release any person or entity from liability for the payment or performance of any Secured Obligation, take any action or make any agreement extending the maturity or otherwise altering the terms or increasing the amount of any Secured Obligation, or accept additional security or release all or a portion of the Subject Property and Collateral and other security for the Secured Obligations. None of the foregoing actions shall release or reduce the personal liability of any of said Interested Parties, or release or impair the priority of the lien of and security interests created by this Deed of Trust upon the Subject Property and Collateral.

5.15

RELEASES.   If the Secured Obligations are paid, performed and discharged in full in accordance with the terms of this Deed of Trust, the Note, and the other Loan Documents, then this conveyance shall become null and void and be released by Beneficiary at Grantor’s request and expense, and Beneficiary shall have no further obligation to make advances under and pursuant to the provisions hereof or in the other Loan Documents.

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5.16

SUBROGATION.   Beneficiary shall be subrogated to the lien of all encumbrances, whether released of record or not, paid in whole or in part by Beneficiary pursuant to the Loan Documents or by the proceeds of any loan secured by this Deed of Trust.

5.17

RIGHT OF INSPECTION.   Beneficiary, its agents and employees, may enter the Subject Property at any reasonable time for the purpose of inspecting the Subject Property and Collateral and ascertaining Grantor’s compliance with the terms hereof.

5.18

CONTRACTS.   Grantor will deliver to Beneficiary a copy of each Contract promptly after the execution of same by all parties thereto and subject to any approval of Beneficiary required by any of the Loan Documents. Within twenty (20) days after a request by Beneficiary, Grantor shall prepare and deliver to Beneficiary a complete listing of all Contracts, showing date, term, parties, subject matter, concessions, whether any defaults exist, and other information specified by Beneficiary, of or with respect to each of such Contracts, together with a copy thereof (if so requested by Beneficiary). Grantor represents and warrants that none of the Contracts encumber or create a lien on the Subject Property or Collateral, but are personal with Grantor. As used herein, the term “Contract” shall mean any management agreement, leasing and brokerage agreement, and operating or service contract with respect to the Subject Property or Collateral.

ARTICLE 6. DEFAULT PROVISIONS

6.1

DEFAULT.   For all purposes hereof, the term “Default” shall mean (a) the existence of any Event of Default as defined in the Loan Agreement; (b) at Beneficiary’s option, the failure of Grantor to make any payment of principal or interest on the Note or to pay any other amount due hereunder or under the Note when the same is due and payable, whether at maturity, by acceleration or otherwise; (c) the failure of Grantor to perform any non-monetary obligation hereunder, or the failure to be true of any representation or warranty of Grantor contained herein and the continuance of such failure for ten (10) days after notice, or within any longer grace period, if any, allowed in the Loan Agreement for such failure, or (d) if Grantor or any other Person shall make a Transfer without the prior written consent of Beneficiary (which consent may be withheld in Beneficiary’s sole discretion (except for those Transfers reasonably approved by Beneficiary or otherwise expressly permitted under Sections 9.18, 9.19 and 9.20 of the Loan Agreement) or conditioned as provided in Section 5.13 above).

6.2	RIGHTS AND REMEDIES. At any time after Default, Beneficiary and Trustee shall each have all the following rights and remedies:

(a)

Right to Accelerate.   Beneficiary may, without notice, demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice or any other action, all of which are hereby waived by Grantor and all other parties obligated in any manner whatsoever on the Secured Obligations, declare the entire unpaid balance of the Secured Obligations immediately due and payable, and upon such declaration, the entire unpaid balance of the Secured Obligations shall be immediately due and payable. The failure to exercise any remedy available to the Beneficiary shall not be deemed to be a waiver of any rights or remedies of the Beneficiary under the Loan Documents, at law or in equity.

(b)

Right to Perform Grantor’s Covenants.   If Grantor has failed to keep or perform any covenant whatsoever contained in this Deed of Trust or the other Loan Documents, Beneficiary may, but shall not be obligated to any person to do so, perform or attempt to perform said covenant, and any payment made or expense incurred in the performance or attempted performance of any such covenant shall be and become a part of the Secured Obligations, and Grantor promises, upon demand, to pay to Beneficiary, at the place where the Note is payable, all sums so advanced or paid by Beneficiary, with interest from the date when paid or incurred by Beneficiary at the rate of interest then applicable on the outstanding principal balance of the Note. No such payment by Beneficiary shall constitute a waiver of any Default. In addition to the liens and security interests hereof, Beneficiary shall be subrogated to all rights, titles, liens, and security interests securing the payment

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of any debt, claim, tax, or assessment for the payment of which Beneficiary may make an advance, or which Beneficiary may pay.

(c)

Right of Entry.   Beneficiary may, prior or subsequent to the institution of any foreclosure proceedings, enter upon the Subject Property, or any part thereof, and take exclusive possession of the Subject Property and Collateral and of all books, records, and accounts relating thereto and to exercise without interference from Grantor any and all rights which Grantor has with respect to the management, possession, operation, protection, or preservation of the Subject Property and Collateral, including without limitation the right to rent the same for the account of Grantor and to deduct from such Payments all costs, expenses, and liabilities of every character incurred by the Beneficiary in collecting such Payments and in managing, operating, maintaining, protecting, or preserving the Subject Property and Collateral and to apply the remainder of such Payments on the Secured Obligations in such manner as Beneficiary may elect. All such costs, expenses, and liabilities incurred by the Beneficiary in collecting such Payments and in managing, operating, maintaining, protecting, or preserving the Subject Property and Collateral, if not paid out of Payments as hereinabove provided, shall constitute a demand obligation owing by Grantor and shall bear interest from the date of expenditure until paid at the rate of interest then applicable on the outstanding principal balance of the Note, all of which shall constitute a portion of the Secured Obligations. If necessary to obtain the possession provided for above, the Beneficiary may invoke any and all legal remedies to dispossess Grantor, including specifically one or more actions for forcible entry and detainer, trespass to try title, and restitution. In connection with any action taken by the Beneficiary pursuant to this subsection, the Beneficiary shall not be liable for any loss sustained by Grantor resulting from any failure to let the Subject Property or Collateral, or any part thereof, or from any other act or omission of the Beneficiary in managing the Subject Property and Collateral unless such loss is caused by the willful misconduct of the Beneficiary, nor shall the Beneficiary be obligated to perform or discharge any obligation, duty, or liability under any Lease or under or by reason hereof or the exercise of rights or remedies hereunder. GRANTOR SHALL AND DOES HEREBY AGREE TO INDEMNIFY BENEFICIARY FOR, AND TO HOLD HARMLESS BENEFICIARY FROM, ANY AND ALL LIABILITY, LOSS, OR DAMAGE, WHICH MAY OR MIGHT BE INCURRED BY BENEFICIARY UNDER ANY SUCH LEASE OR UNDER OR BY REASON HEREOF OR THE EXERCISE OF RIGHTS OR REMEDIES HEREUNDER, AND FROM ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER WHICH MAY BE ASSERTED AGAINST BENEFICIARY BY REASON OF ANY ALLEGED OBLIGATIONS OR UNDERTAKINGS ON ITS PART TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS, OR AGREEMENTS CONTAINED IN ANY SUCH LEASE. Should Beneficiary incur any such liability, the amount thereof, including without limitation costs, expenses, and reasonable attorneys’ fees, together with interest thereon from the date of expenditure until paid at the rate of interest then applicable on the outstanding principal balance of the Note, shall be secured hereby, and Grantor shall reimburse the Beneficiary therefor immediately upon demand. Nothing in this subsection shall impose any duty, obligation, or responsibility upon Beneficiary for the control, care, management, leasing, or repair of the Subject Property and Collateral, nor for the carrying out of any of the terms and conditions of any such Lease; nor shall it operate to make Beneficiary responsible or liable for any waste committed on the Subject Property and Collateral by the tenants or by any other parties, or for any Hazardous Materials on or under the Subject Property or Collateral, or for any dangerous or defective condition of the Subject Property or Collateral or for any negligence in the management, leasing, upkeep, repair, or control of the Subject Property or Collateral resulting in loss or injury or death to any tenant, licensee, employee, or stranger. Grantor hereby assents to, ratifies, and confirms any and all actions of Beneficiary with respect to the Subject Property and Collateral taken under this subsection.

The remedies in this subsection are in addition to other remedies available to the Beneficiary and the exercise of the remedies in this subsection shall not be deemed to be an election of nonjudicial or judicial remedies otherwise available to the Beneficiary. The remedies in this Section 6.2 are available under and governed by the real property laws of Texas and are not governed by the personal property laws of Texas, including but not limited to, the power to dispose of personal property in a commercially reasonable manner under Section 9.610 of the UCC. No action by Beneficiary, taken pursuant to this subsection, shall be deemed to be an election to dispose of personal property under Section 9.621 of

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the UCC. Any receipt of consideration received by Beneficiary pursuant to this subsection shall be immediately credited against the Secured Obligations (in the inverse order of maturity) and the value of said consideration shall be treated like any other payment against the Secured Obligations.

(d)

Foreclosure-Power of Sale.  Beneficiary may request Trustee to proceed with foreclosure under the power of sale which is hereby conferred, such foreclosure to be accomplished in accordance with the following provisions:

(i)

Public Sale.  Trustee is hereby authorized and empowered, and it shall be Trustee’s special duty, upon such request of Beneficiary, to sell the Subject Property and Collateral, or any part thereof, at public auction to the highest bidder for cash, with or without having taken possession of same. Any such sale (including notice thereof) shall comply with the applicable requirements, at the time of the sale, of Section 51.002 of the Texas Property Code or, if and to the extent such statute is not then in force, with the applicable requirements, at the time of the sale, of the successor statute or statutes, if any, governing sales of Texas real property under powers of sale conferred by deeds of trust. If there is no statute in force at the time of the sale governing sales of Texas real property under powers of sale conferred by deeds of trust, such sale shall comply with applicable law, at the time of the sale, governing sales of Texas real property under powers of sale conferred by deeds of trust.

(ii)

Right to Require Proof of Financial Ability and/or Cash Bid. At any time during the bidding, the Trustee may require a bidding party (A) to disclose its full name, state and city of residence, occupation, and specific business office location, and the name and address of the principal the bidding party is representing (if applicable), and (B) to demonstrate reasonable evidence of the bidding party’s financial ability (or, if applicable, the financial ability of the principal of such bidding party), as a condition to the bidding party submitting bids at the foreclosure sale. If any such bidding party (the “Questioned Bidder”) declines to comply with the Trustee’s requirement in this regard, or if such Questioned Bidder does respond but the Trustee, in Trustee’s sole and absolute discretion, deems the information or the evidence of the financial ability of the Questioned Bidder (or, if applicable, the principal of such bidding party) to be inadequate, then the Trustee may continue the bidding with reservation; and in such event (1) the Trustee shall be authorized to caution the Questioned Bidder concerning the legal obligations to be incurred in submitting bids, and (2) if the Questioned Bidder is not the highest bidder at the sale, or if having been the highest bidder the Questioned Bidder fails to deliver the cash purchase price payment promptly to the Trustee, all bids by the Questioned Bidder shall be null and void. The Trustee may, in Trustee’s sole and absolute discretion, determine that a credit bid may be in the best interest of the Grantor and Beneficiary, and elect to sell the Mortgaged Property for credit or for a combination of cash and credit; provided, however, that the Trustee shall have no obligation to accept any bid except an all cash bid. In the event the Trustee requires a cash bid and cash is not delivered within a reasonable time after conclusion of the bidding process, as specified by the Trustee, but in no event later than 3:45 p.m. local time on the day of sale, then said contingent sale shall be null and void, the bidding process may be recommenced, and any subsequent bids or sale shall be made as if no prior bids were made or accepted.

(iii)

Sale Subject to Unmatured Indebtedness.  In addition to the rights and powers of sale granted under the preceding provisions of this subsection, if default is made in the payment of any portion of the Secured Obligations, Beneficiary may, at Beneficiary’s option, at once or at any time thereafter while any matured portion remains unpaid, without declaring the entire Secured Obligations to be due and payable, orally or in writing direct Trustee to enforce this trust and to sell the Subject Property and Collateral subject to such unmatured Secured Obligations and to the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of such unmatured Secured Obligations, in the same manner, all as provided in the preceding provisions of this subsection. Sales made without maturing the Secured Obligations may be made hereunder whenever there is a default in the payment of any portion of the Secured Obligations, without exhausting the power of sale granted

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hereby, and without affecting in any way the power of sale granted under this subsection, the unmatured balance of the Secured Obligations or the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of the Secured Obligations.

(iv)

Partial Foreclosure.  Sale of a part of the Subject Property or Collateral shall not exhaust the power of sale, but sales may be made from time to time until the Secured Obligations is paid, performed and discharged in full. It is intended by each of the foregoing provisions of this subsection that Trustee may, after any request or direction by Beneficiary, sell not only the Subject Property, but also the Collateral and other interests constituting security for the Loan under the Loan Documents, or any part thereof, along with the Subject Property and Collateral or any part thereof, as a unit and as a part of a single sale, or may sell at any time or from time to time any part or parts of the Subject Property and Collateral separately from the remainder of the Subject Property and Collateral. It shall not be necessary to have present or to exhibit at any sale any of the Subject Property and Collateral.

(v)

Trustee’s Deeds.  After any sale under this subsection, Trustee shall make good and sufficient deeds, assignments, and other conveyances to the purchaser or purchasers thereunder in the name of Grantor, conveying the Subject Property and Collateral or any part thereof so sold to the purchaser or purchasers with general warranty of title by Grantor. It is agreed that in any deeds, assignments or other conveyances given by Trustee, any and all statements of fact or other recitals therein made as to the identity of Beneficiary, the occurrence or existence of any Default, the notice of intention to accelerate, or acceleration of, the maturity of the Secured Obligations, the request to sell, notice of sale, time, place, terms and manner of sale, and receipt, distribution, and application of the money realized therefrom, the due and proper appointment of a substitute trustee, and without being limited by the foregoing, any other act or thing having been duly done by or on behalf of Beneficiary or by or on behalf of Trustee, shall be taken by all courts of law and equity as prima facie evidence that such statements or recitals state true, correct, and complete facts and are without further question to be so accepted, and Grantor does hereby ratify and confirm any and all acts that Trustee may lawfully do in the premises by virtue hereof.

(e)

Beneficiary’s Judicial Remedies.   Beneficiary, or Trustee, upon written request of Beneficiary, may proceed by suit or suits, at law or in equity, to enforce the payment, performance and discharge of the Secured Obligations in accordance with the terms hereof, of the Note, and the other Loan Documents, to foreclose the liens and security interests of this Deed of Trust as against all or any part of the Subject Property and Collateral, and to have all or any part of the Subject Property and Collateral sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other nonjudicial remedies available to the Beneficiary with respect to the Loan Documents. Proceeding with a request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available nonjudicial remedy of the Beneficiary.

(f)

Beneficiary’s Right to Appointment of Receiver.   Beneficiary, as a matter of right and without regard to the sufficiency of the security for payment, performance and discharge of the Secured Obligations, without notice to Grantor and without any showing of insolvency, fraud, or mismanagement on the part of Grantor, and without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, shall be entitled to the appointment of a receiver or receivers of the Subject Property and Collateral or any part thereof, and of the Payments, and Grantor hereby irrevocably consents to the appointment of a receiver or receivers. Any receiver appointed pursuant to the provisions of this subsection shall have the usual powers and duties of receivers in such matters.

(g)

Beneficiary’s UCC Remedies.   The Beneficiary may exercise its rights of enforcement with respect to the Collateral under the UCC, and in conjunction with, in addition to or in substitution for the rights and remedies under the UCC the Beneficiary may, and Grantor agrees, as follows: (i) without demand or notice to Grantor, enter upon the Subject Property to take possession of, assemble, receive, and collect the Collateral, or any part thereof, or to render it unusable; (ii) require Grantor to

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assemble the Collateral and make it available at a place Beneficiary designates which is mutually convenient to allow Beneficiary to take possession or dispose of the Collateral; (iii) written notice mailed to Grantor as provided herein at least ten (10) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made shall constitute reasonable notice; (iv) any sale made pursuant to the provisions of this subsection shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with the sale of the Subject Property under power of sale as provided herein upon giving the same notice with respect to the sale of the Collateral hereunder as is required for such sale of the Subject Property under power of sale, and such sale shall be deemed to be pursuant to a security agreement covering both real and personal property under Section 9.604 of the UCC; (v) in the event of a foreclosure sale, whether made by the Trustee under the terms hereof, or under judgment of a court, the Collateral and the Subject Property may, at the option of the Beneficiary, be sold as a whole; (vi) it shall not be necessary that the Beneficiary take possession of the Collateral, or any part thereof, prior to the time that any sale pursuant to the provisions of this subsection is conducted, and it shall not be necessary that the Collateral or any part thereof be present at the location of such sale; (vii) prior to application of proceeds of disposition of the Collateral to the Secured Obligations, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like, and the reasonable attorneys’ fees and legal expenses incurred by the Beneficiary; (viii) after notification, if any, hereafter provided in this subsection, Beneficiary may sell, lease, or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Beneficiary’s offices or elsewhere, for cash, on credit, or for future delivery. Upon the request of Beneficiary, Grantor shall assemble the Collateral and make it available to Beneficiary at any place designated by Beneficiary that is reasonably convenient to Grantor and Beneficiary. Grantor agrees that Beneficiary shall not be obligated to give more than ten (10) days’ written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Grantor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys’ fees, legal expenses, and all other costs and expenses incurred by Beneficiary in connection with the collection of the Secured Obligations and the enforcement of Beneficiary’s rights under the Loan Documents. Beneficiary shall apply the proceeds of the sale of the Collateral against the Secured Obligations in accordance with the requirements of this Deed of Trust. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay, perform and discharge the Secured Obligations in full. Grantor waives all rights of marshalling in respect of the Personalty; (ix) any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder, the nonpayment of the Secured Obligations, the occurrence of any Default, the Beneficiary having declared all or a portion of such Secured Obligations to be due and payable, the notice of time, place, and terms of sale and of the properties to be sold having been duly given, or any other act or thing having been duly done by Beneficiary, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and (x) Beneficiary may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Beneficiary, including the sending of notices and the conduct of the sale, but in the name and on behalf of Beneficiary.

(h)

Rights Relating to Leases and Rents.   Grantor has, pursuant to Article 3 of this Deed of Trust, assigned to Beneficiary all Payments under each of the Leases covering all or any portion of the Subject Property. Beneficiary, or Trustee on Beneficiary’s behalf, may at any time, and without notice, either in person, by agent, or by receiver to be appointed by a court, enter and take possession of the Subject Property or any part thereof, and in its own name, sue for or otherwise collect the Payments. All Payments collected by Beneficiary, or Trustee acting on Beneficiary’s behalf, shall be applied as provided for in this Deed of Trust; provided, however, that if the costs, expenses, and attorneys’ fees shall exceed the amount of Payments collected, the excess shall be added to the Secured Obligations, shall bear interest at the rate of interest then applicable on the outstanding principal balance of the Note, and shall be immediately due and payable. The entering upon and taking possession of the Subject Property, the collection of Payments, and the application thereof as aforesaid shall not cure or waive any Default or notice of default, if any, hereunder nor

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invalidate any act done pursuant to such notice, except to the extent any such Default is fully cured. Failure or discontinuance by Beneficiary, or Trustee on Beneficiary’s behalf, at any time or from time to time, to collect said Payments shall not in any manner impair the subsequent enforcement by Beneficiary, or Trustee on Beneficiary’s behalf, of the right, power and authority herein conferred upon it. Nothing contained herein, nor the exercise of any right, power, or authority herein granted to Beneficiary, or Trustee on Beneficiary’s behalf, shall be, or shall be construed to be, an affirmation by it of any tenancy, lease, or option, nor an assumption of liability under, nor the subordination of, the lien of this Deed of Trust, to any such tenancy, lease, or option, nor an election of judicial relief, if any such relief is requested or obtained as to Leases or Payments, with respect to the Subject Property or any other collateral given by Grantor to Beneficiary. In addition, from time to time Beneficiary may elect, and notice hereby is given to each lessee under any Lease, to subordinate the lien of this Deed of Trust to any Lease by unilaterally executing and recording an instrument of subordination, and upon such election the lien of this Deed of Trust shall be subordinate to the Lease identified in such instrument of subordination; provided, however, in each instance such subordination will not affect or be applicable to, and expressly excludes any lien, charge, encumbrance, security interest, claim, easement, restriction, option, covenant and other rights, titles, interests or estates of any nature whatsoever with respect to all or any portion of the Subject Property and Collateral to the extent that the same may have arisen or intervened during the period between the recordation of this Deed of Trust and the execution of the Lease identified in such instrument of subordination.

(i)

Other Rights.  Beneficiary (i) may surrender the insurance policies maintained pursuant hereto or the other Loan Documents or any part thereof, and upon receipt shall apply the unearned premiums as a credit on the Secured Obligations, in accordance herewith, and, in connection therewith, Grantor hereby appoints Beneficiary as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Grantor to collect such premiums; and (ii) apply the reserve for impositions, if any, required by the provisions of this Deed of Trust, toward payment of the Secured Obligations; and (iii) shall have and may exercise any and all other rights and remedies which Beneficiary may have at law or in equity, or by virtue of any Loan Document or under the UCC, or otherwise.

(j)

Beneficiary as Purchaser.  Beneficiary may be the purchaser of the Subject Property and Collateral or any part thereof, at any sale thereof, whether such sale be under the power of sale herein vested in Trustee or upon any other foreclosure of the liens and security interests hereof, or otherwise, and Beneficiary shall, upon any such purchase, acquire good title to the Subject Property and Collateral so purchased, free of the liens and security interests hereof, unless the sale was made subject to an unmatured portion of the Secured Obligations. The Beneficiary, as purchaser, shall be treated in the same manner as any third party purchaser and the proceeds of the Beneficiary’s purchase shall be applied in accordance with the requirements of this Deed of Trust.

(k)

Possession After Foreclosure.  If the liens or security interests hereof shall be foreclosed by power of sale granted herein, by judicial action, or otherwise, the purchaser at any such sale shall receive, as an incident to purchaser’s ownership, immediate possession of the property purchased, and if Grantor or Grantor’s successors shall hold possession of said property or any part thereof subsequent to foreclosure, Grantor and Grantor’s successors shall be considered as tenants at sufferance of the purchaser at foreclosure sale (without limitation of other rights or remedies, at a reasonable rental per day, due and payable daily, based upon the value of the portion of the Subject Property and Collateral so occupied or possessed and sold to such purchaser), and anyone occupying or possessing such portion of the Subject Property and Collateral, after demand is made for possession thereof, shall be guilty of forcible detainer and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived.

(l)

Abandonment of Sale.   In the event a foreclosure hereunder is commenced by Trustee in accordance with subsection (d) hereof, at any time before the sale, Trustee may abandon the sale, and Beneficiary may then institute suit for the collection of the Secured Obligations and for the foreclosure of the liens and security interests hereof and of the Loan Documents. If Beneficiary should institute a suit for the collection of the Secured Obligations and for a foreclosure of the liens

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and security interests hereof, Beneficiary may, at any time before the entry of a final judgment in said suit, dismiss the same and require Trustee to sell the Subject Property and Collateral or any part thereof in accordance with the provisions of this Deed of Trust.

6.3

APPLICATION OF FORECLOSURE SALE PROCEEDS.   The proceeds from any sale, lease, or other disposition made pursuant to Section 6.2, or the proceeds from the surrender of any insurance policies pursuant hereto, or any Payments collected by Beneficiary from the Subject Property and Collateral, or the reserve for impositions, if any, required by the provisions of this Deed of Trust or sums received pursuant to a condemnation or proceeds from insurance which Beneficiary elects to apply to the Secured Obligations, shall be applied by Trustee, or by Beneficiary, as the case may be, to the Secured Obligations in the following order and priority: (i) to the payment of all expenses of advertising, selling, disposing and conveying the Subject Property and Collateral or part thereof, and/or prosecuting or otherwise collecting Payments, proceeds, premiums, or other sums including reasonable attorneys’ fees and a reasonable fee or commission to Trustee; (ii) to the remainder of the Secured Obligations; (iii) the balance, if any and to the extent applicable, remaining after the full and final payment, performance and discharge of the Secured Obligations to the holder or beneficiary of any inferior liens or security interests covering the Subject Property and Collateral, if any, in order of the priority of such inferior liens or security interests (Trustee and Beneficiary shall hereby be entitled to rely exclusively upon a commitment for title insurance or search of applicable uniform commercial code filing office records issued to determine such priority); and (iv) the cash balance, if any, to the Grantor. The application of proceeds of sale or other proceeds as otherwise provided herein shall be deemed to be a payment of the Secured Obligations like any other payment. The balance of the Secured Obligations remaining unpaid, if any, shall remain fully due and owing in accordance with the terms of the Note or the other Loan Documents.

6.4

APPLICATION OF OTHER SUMS.   All sums received by Beneficiary under Section 6.2 or Section 3.2, less all costs and expenses incurred by Beneficiary or any receiver under Section 6.2 or Section 3.2, including, without limitation, attorneys’ fees, shall be applied in payment of the Secured Obligations in such order as Beneficiary shall determine in its sole discretion; provided, however, Beneficiary shall have no liability for funds not actually received by Beneficiary.

6.5

NO CURE OR WAIVER.   Neither Beneficiary’s nor Trustee’s nor any receiver’s entry upon and taking possession of all or any part of the Subject Property and Collateral, nor any collection of rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Secured Obligation, nor the exercise or failure to exercise of any other right or remedy by Beneficiary or Trustee or any receiver shall cure or waive any breach, Default or notice of default under this Deed of Trust, or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and Grantor has cured all other defaults), or impair the status of the security, or prejudice Beneficiary or Trustee in the exercise of any right or remedy, or be construed as an affirmation by Beneficiary of any tenancy, lease or option or a subordination of the lien of or security interests created by this Deed of Trust.

6.6

PAYMENT OF COSTS, EXPENSES AND ATTORNEYS’ FEES.   Grantor agrees to pay to Beneficiary immediately and without demand all costs and expenses incurred by Trustee and Beneficiary pursuant to Section 6.2 (including, without limitation, court costs and attorneys’ fees, whether incurred in litigation or not) with interest from the date of expenditure until said sums have been paid at the rate of interest then applicable to the principal balance of the Note as specified therein. In addition, Grantor shall pay to Trustee all Trustee’s fees hereunder and shall reimburse Trustee for all expenses incurred in the administration of this trust, including, without limitation, any attorneys’ fees.

6.7

POWER TO FILE NOTICES AND CURE DEFAULTS.   Grantor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor, or any other notices that Beneficiary deems appropriate to protect Beneficiary’s interest, (b) upon the issuance of a deed pursuant to the foreclosure of the lien of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment or further assurance with respect to the Subject Property and Collateral, Leases and Payments in favor of the grantee of any such deed, as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like

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papers necessary to create, perfect or preserve Beneficiary’s security interests and rights in or to any of the Subject Property and Collateral, and (d) upon the occurrence of an event, act or omission which, with notice or passage of time or both, would constitute a Default, Beneficiary may perform any obligation of Grantor hereunder; provided, however, that: (i) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (ii) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to act (whether such failure constitutes negligence) by Beneficiary under this Section.

ARTICLE 7. MISCELLANEOUS PROVISIONS

7.1

ADDITIONAL PROVISIONS.   The Loan Documents contain or incorporate by reference the entire agreement of the parties with respect to matters contemplated herein and supersede all prior negotiations. The Loan Documents grant further rights to Beneficiary and contain further agreements and affirmative and negative covenants by Grantor which apply to this Deed of Trust and to the Subject Property and Collateral and such further rights and agreements are incorporated herein by this reference.

7.2	MERGER. No merger shall occur as a result of Beneficiary’s acquiring any other estate in, or any other lien on, the Subject Property unless Beneficiary consents to a merger in writing.

7.3	OBLIGATIONS OF GRANTOR, JOINT AND SEVERAL. If more than one person has executed this Deed of Trust as “Grantor”, the obligations of all such persons hereunder shall be joint and several.

7.4

RECOURSE TO SEPARATE PROPERTY.   Any married person who executes this Deed of Trust as a Grantor agrees that any money judgment which Beneficiary or Trustee obtains pursuant to the terms of this Deed of Trust or any other obligation of that married person secured by this Deed of Trust may be collected by execution upon that person’s separate property, and any community property of which that person is a manager.

7.5

WAIVER OF MARSHALLING RIGHTS.   Grantor, for itself and for all parties claiming through or under Grantor, and for all parties who may acquire a lien on or interest in the Subject Property and Collateral, hereby waives all rights to have the Subject Property and Collateral and/or any other property, which is now or later may be security for any Secured Obligation (“Other Property”) marshalled upon any foreclosure of the lien of this Deed of Trust or on a foreclosure of any other lien or security interest against any security for any of the Secured Obligations. Beneficiary shall have the right to sell, and any court in which foreclosure proceedings may be brought shall have the right to order a sale of, the Subject Property and any or all of the Collateral or Other Property as a whole or in separate parcels, in any order that Beneficiary may designate.

7.6

RULES OF CONSTRUCTION.   When the identity of the parties or other circumstances make it appropriate the masculine gender includes the feminine and/or neuter, and the singular number includes the plural. The term “Subject Property” and “Collateral” means all and any part of the Subject Property and Collateral, respectively, and any interest in the Subject Property and Collateral, respectively.

7.7

SUCCESSORS IN INTEREST.   The terms, covenants, and conditions herein contained shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto; provided, however, that this Section 7.7 does not waive or modify the provisions of Section 6.1.

7.8

EXECUTION IN COUNTERPARTS.   To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature or acknowledgment of, or on behalf of, each party, or that the signature of all persons required to bind any party, or the acknowledgment of such party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, and the respective acknowledgments of, each of the parties hereto. Any signature or acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures or

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acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature or acknowledgment pages.

7.9	TEXAS LAW. This Deed of Trust shall be construed in accordance with the laws of the State of Texas, except to the extent that federal laws preempt the laws of the State of Texas.

7.10	INCORPORATION. Exhibit A as attached, is incorporated into this Deed of Trust by this reference.

7.11

NOTICES. All notices, demands or other communications required or permitted to be given pursuant to the provisions of this Deed of Trust shall be in writing and shall be considered as properly given if delivered personally or sent by certified United States mail, return receipt requested, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid. Notices so sent shall be effective upon receipt at the address set forth below; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. For purposes of notice, the address of the parties shall be:

Grantor:

KBSIII Legacy Town Center, LLC

c/o KBS Capital Advisors LLC

620 Newport Center Drive, Suite 1300

Newport Beach, CA 92660

Attention: Ken Robertson, Senior Vice President, Asset Management

Telephone: (949) 417-6502

Telecopier: (949) 417-6518

Trustee:	Patrick J. Murphy Legal Department 633 Folsom, 7th floor San Francisco, CA 94107 MAC 0149-075 Attn: Real Estate Group Counsel (w/ reference to Loan #1006987 and Beneficiary AU #02955)
Beneficiary:

WELLS FARGO BANK, NATIONAL ASSOCIATION

Institutional and Metro Markets Group (AU #02955)

2030 Main Street, Suite 800

Irvine, CA 92614

Attn: Bryan Stevens, Senior Vice President

Tel: (949) 251-4125

Fax: (949) 851-9728

Loan #1006987

With a copy to:	Wells Fargo Bank, National Association Minneapolis Loan Center 608 2nd Avenue South, 11th Floor Minneapolis, Minnesota 55402 Attention: Resa Sherman

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days notice to the other party in the manner set forth hereinabove. Grantor shall forward to Beneficiary, without delay, any notices, letters or other communications delivered to the Subject Property or to Grantor naming Beneficiary, “Lender” or the “Construction Lender” or any similar designation as addressee, or which could reasonably be deemed to affect the construction of the Improvements or the ability of Grantor to perform its obligations to Beneficiary under the Note or the Loan Agreement.

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7.12

LIMITATIONS ON RECOURSE.   The limitations on personal liability of directors, officers, partners and members of Grantor contained in Section 13.27 of the Loan Agreement shall apply to this Deed of Trust.

7.13	INTEREST PROVISIONS.

(a)

Savings Clause.   It is expressly stipulated and agreed to be the intent of Grantor and Beneficiary at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Note or the Related Indebtedness (or applicable United States federal law to the extent that it permits Beneficiary to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to the Note, any of the other Loan Documents or any other communication or writing by or between Grantor and Beneficiary related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged or received by reason of Beneficiary’s exercise of the option to accelerate the maturity of the Note and/or the Related Indebtedness, or (iii) Grantor will have paid or Beneficiary will have received by reason of any voluntary prepayment by Grantor of the Note and/or the Related Indebtedness, then it is Grantor’s and Beneficiary’s express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically cancelled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Beneficiary shall be credited on the principal balance of the Note and/or the Related Indebtedness (or, if the Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Grantor), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Note has been paid in full before the end of the stated term of the Note, then Grantor and Beneficiary agree that Beneficiary shall, with reasonable promptness after Beneficiary discovers or is advised by Grantor that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Grantor and/or credit such excess interest against the Note and/or any Related Indebtedness then owing by Grantor to Beneficiary. Grantor hereby agrees that as a condition precedent to any claim seeking usury penalties against Beneficiary, Grantor will provide written notice to Beneficiary, advising Beneficiary in reasonable detail of the nature and amount of the violation, and Beneficiary shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Grantor or crediting such excess interest against the Note and/or the Related Indebtedness then owing by Grantor to Beneficiary. All sums contracted for, charged or received by Beneficiary for the use, forbearance or detention of any debt evidenced by the Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Note and/or the Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Note and/or the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Beneficiary to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

(b)

Definitions.   As used herein, the term “Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Beneficiary in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Beneficiary to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges (as herein defined) made in connection with the transaction evidenced by the Note and the other Loan Documents. As used herein, the term “Charges” shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Beneficiary in connection with the

Loan No. 1006987

transactions relating to the Note and the other Loan Documents, which are treated as interest under applicable law. As used herein, the term “Related Indebtedness” shall mean any and all debt paid or payable by Grantor to Beneficiary pursuant to the Loan Documents or any other communication or writing by or between Grantor and Beneficiary related to the transaction or transactions that are the subject matter of the Loan Documents, except such debt which has been paid or is payable by Grantor to Beneficiary under the Note.

(c)

Ceiling Election.   To the extent that Beneficiary is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Note and/or the Related Indebtedness, Beneficiary will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Beneficiary to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Beneficiary will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Beneficiary may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Grantor as provided by applicable law now or hereafter in effect.

7.14	DEFICIENCY.

(a)

In the event an interest in any of the Subject Property and Collateral is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Grantor agrees as follows. Notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent permitted by law, Grantor agrees that Beneficiary shall be entitled to seek a deficiency judgment from Grantor and any other party obligated on the Note equal to the difference between the amount owing on the Note and the amount for which the Subject Property and Collateral was sold pursuant to judicial or nonjudicial foreclosure sale. Grantor expressly recognizes that this section constitutes a waiver of the above-cited provisions of the Texas Property Code which would otherwise permit Grantor and other persons against whom recovery of deficiencies is sought or any guarantor independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Subject Property and Collateral as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Grantor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Subject Property and Collateral for purposes of calculating deficiencies owed by Grantor, any guarantor, and others against whom recovery of a deficiency is sought.

(b)

Alternatively, in the event the waiver provided for in subsection (a) above is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact’s determination of the fair market value of the Subject Property and Collateral as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as amended from time to time): (i) the Subject Property and Collateral shall be valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Subject Property and Collateral will be repaired or improved in any manner before a resale of the Subject Property and Collateral after foreclosure; (ii) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Subject Property and Collateral for cash promptly (but no later than twelve (12) months) following the foreclosure sale; (iii) all reasonable closing costs customarily borne by the seller in commercial real estate transactions should be deducted from the gross fair market value of the Subject Property and Collateral, including, without limitation, brokerage commissions, title insurance, a survey of the Subject Property, tax prorations, attorneys’ fees, and marketing costs; (iv) the gross fair market value of the Subject Property and Collateral shall be further discounted to account for any estimated holding costs associated with maintaining the Subject Property and Collateral pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v)

Loan No. 1006987

any expert opinion testimony given or considered in connection with a determination of the fair market value of the Subject Property and Collateral must be given by persons having at least five (5) years experience in appraising property similar to the Subject Property and Collateral and who have conducted and prepared a complete written appraisal of the Subject Property and Collateral taking into consideration the factors set forth above.

7.15

ENTIRE AGREEMENT; AMENDMENT.   THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Deed of Trust and the Loan Documents may be amended or waived only by an instrument in writing signed by the Grantor and Beneficiary.

[Signature Follows on Next Page]

IN WITNESS WHEREOF, Grantor has executed this Deed of Trust as of the day and year set forth above.

“GRANTOR”

KBSIII LEGACY TOWN CENTER, LLC, a Delaware limited liability company

By:	KBSIII REIT ACQUISITION III, LLC,
a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

(ALL SIGNATURES MUST BE ACKNOWLEDGED)

Loan No. 1006987

STATE OF CALIFORNIA

COUNTY OF SS.

On             April 5, 2013                                              before me,     K. Godin, Notary Public                            , personally appeared     Charles J. Schreiber, Jr.                                                 , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature   /s/  Krista Godin

My commission expires   June 5, 2013                                            .

Loan No. 1006987

EXHIBIT “A”

DESCRIPTION OF SUBJECT PROPERTY

Exhibit A to Second Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing executed by KBSIII LEGACY TOWN CENTER, LLC, a Delaware limited liability company, as Grantor, to PATRICK J. MURPHY, as Trustee, for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for itself and the Lenders, as Beneficiary, dated as of April 15, 2013.

Real property in the County of Collin, State of Texas, described as follows:

Legacy I:

Tract 1:

Being Lot 1, Block 1, ONE LINCOLN AT LEGACY TOWN CENTER, an addition to the City of Plano, Texas, according to the plat thereof recorded in Volume N, Page 860, Plat Records, Collin County, Texas.

Tract 2:

Non-exclusive easement (i) for vehicular and pedestrian access over, upon and across the Common Areas (as defined in the REA, as hereinafter defined) of Letchi’s Parcel (as defined in the REA, as hereinafter defined) and (ii) to use parking spaces and related stairs and elevators in the Letchi Garage (as defined in the REA, as hereinafter defined), contained in that certain Reciprocal Parking Easement and Maintenance Agreement dated June 20, 2001 and recorded June 21, 2001 in Volume 4944, Page 2560, Document No. 2001-0073755, Land Records, Collin County, Texas (the “REA”).

Legacy II and Legacy III:

Being Lot 1R, Block A of SECOND REPLAT OF LOT 1R, BLOCK A, OF TWO LEGACY TOWN CENTER, an addition to the City of Plano, Collin County, Texas, according to the plat thereof recorded in Cabinet 2006, Slide 284, Plat Records, Collin County, Texas.